EX-3.01


                              State of Delaware

                       Office of the Secretary of State
                       --------------------------------



      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,

 DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE

 OF AMENDMENT OF "UBUY2 INC.", CHANGING ITS NAME FROM "UBUY2 INC." TO "ABIDON

 INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF APRIL A.D. 2000, AT 9

 O'CLOCK A.M.






                               Harriet Smith Windsor, Secretary of State

 3159831   8100                                  AUTHENTICATION: 1137512

 010236014                                               DATE:  05-16-01

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 04/06/2000
                                                        001176029 - 3159831



                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                                  UBUY2 INC.

              Pursuant to Section 242 of the General Corporation
                         Law of the State of Delaware

      The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

      FIRST:    The name of the corporation is UBUY2 INC.

      SECOND:   The amendment to the Certificate of Incorporation to be
 effected hereby is as follows:

      Article First of the Certificate of Incorporation, relating to the Name of the corporation is amended to read as follows:

                FIRST:  The name of the corporation is ABIDON INC.

      THIRD:    The amendment effected herein was authorized by the
 affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH:   The capital of the corporation will not be reduced under or by reason of this amendment.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of April, A.D. 2000.


                          By:       Stanley Miller
                          Name:          Sec.